Consent of Independent Accountants

     We consent to the incorporation by reference in the registration statment of Equity Oil Company on Form S-8 of our report dated January 16, 1998, on our audits of the financial statements of Equity Oil Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand, L.L.P.
-----------------------------
        Signature

Salt Lake City, Utah
March 17, 1998